Exhibit 1.1

VORNADO REALTY TRUST

(a Maryland real estate investment trust)

6.875% Series J Cumulative Redeemable
Preferred Shares of Beneficial Interest

(Liquidation Preference $25.00 Per Share)

UNDERWRITING AGREEMENT

Dated:  May 5, 2011

TABLE OF CONTENTS

Underwriting Agreement			1

Section 1.	Representations and Warranties		2

(a)	Representations and Warranties by the Company		2
	(i)	Incorporated Documents	3
	(ii)	Compliance with Registration Requirements	3
	(iii)	Form S-3 Eligibility	4
	(iv)	Well-known Seasoned Issuer	4
	(v)	Not an Ineligible Issuer	4
	(vi)	No Material Adverse Change in Business	4
	(vii)	Good Standing of the Company	4
	(viii)	Qualification as a REIT	5
	(ix)	Good Standing of the Operating Partnership	5
	(x)	Good Standing of Subsidiaries	5
	(xi)	Capitalization	6
	(xii)	Authorization and Description of the Preferred Shares	6
	(xiii)	Absence of Conflicts and Defaults	6
	(xiv)	Authorization of this Underwriting Agreement	6
	(xv)	Absence of Proceedings	7
	(xvi)	No Violations or Defaults	7
	(xvii)	Accuracy of Certain Descriptions	7
	(xviii)	Investment Company Act	7
	(xix)	Independent Public Accountants	7
	(xx)	Financial Statements	7
	(xxi)	Title to Property	8
	(xxii)	Environmental Laws	9
	(xxiii)	No Stabilizing Actions	9

(b)	Officer’s Certificates		9

Section 2.	Sale and Delivery to the Underwriter; Closing		9

(a)	Securities		10

(b)	[Reserved]		10

(c)	Payment		10

(d)	Denominations; Registration		10

Section 3.	Covenants of the Company		10

(a)	Delivery of Registration Statement		10

(b)	[Reserved]		11

(c)	Filing and Delivery of Pricing Prospectus and Final Prospectus		11

(d)	Modification of Disclosure Package		11

(e)	Continued Compliance with Securities Laws		11

i

(f)	Rule 158	12

(g)	Use of Proceeds	12

(h)	Listing	12

(i)	Limitation on Free Writing Prospectuses	12

Section 4.	Payment of Expenses	12

(a)	Expenses	12

(b)	Termination of Agreement	13

Section 5.	Conditions of Underwriter’s Obligations	13

(a)	Effectiveness of Registration Statement	13

(b)	Opinions of Counsel for the Company	13

(c)	Opinion of Special Maryland Counsel for the Company	13

(d)	Opinion of Counsel for the Underwriter	13

(e)	Officers’ Certificate	14

(f)	Officer’s Certificate	14

(g)	Accountants’ Comfort Letter	14

(h)	Bring-down Comfort Letter	14

(i)	Maintenance of Rating	14

(j)	Approval of Listing	14

(k)	[Reserved]	15

(l)	Additional Documents	15

(m)	Termination of Agreement	15

Section 6.	Indemnification	15

(a)	Indemnification of Underwriter	15

(b)	Indemnification of Company, Operating Partnership, Trustees, Partners and Officers	16

(c)	Actions against Parties; Notification	16

(d)	Settlement without Consent if Failure to Reimburse	17

Section 7.	Contribution	17

Section 8.	Representations, Warranties and Agreements to Survive Delivery	18

Section 9.	Termination of Agreement	19

(a)	Termination; General	19

(b)	Liabilities	19

Section 10.	[Reserved]	19

ii

Section 11.	Notices	19

Section 12.	No Fiduciary Duty	19

Section 13.	Parties	20

Section 14.	Miscellaneous	20

Section 15.	Governing Law and Time	20

Section 16.	Effect of Headings	20

SCHEDULES

Schedule A - List of Underwriter	Sch A-1

Schedule B - Terms of Preferred Shares	Sch B-1

Schedule C - Free Writing Prospectuses	Sch C-1

EXHIBITS

Exhibit A - Form of Opinion of Company’s Counsel	A-1

Exhibit B - Form of Opinion of Special Maryland Counsel to the Company	B-1

Exhibit C - Form of Officer’s Certificate of Executive Vice President-Finance and Administration and Chief Financial Officer of Vornado Realty Trust	C-1

iii

VORNADO REALTY TRUST

(a Maryland real estate investment trust)

800,000 Shares
6.875% Series J Cumulative Redeemable
Preferred Shares of Beneficial Interest
(No Par Value Per Share)

Underwriting Agreement

May 5, 2011

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Vornado Realty Trust, a Maryland real estate investment trust (the “Company”), confirms its agreement with you (the “Underwriter”), with respect to the issue and sale by the Company and the purchase by you of the number of 6.875% Series J Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share, of the Company (“Preferred Shares”) set forth above.  The aforesaid 800,000 Preferred Shares to be purchased by you are hereinafter called the “Securities.”  The Company previously issued and sold 7,000,000 Preferred Shares on April 20, 2011 and 1,050,000 Preferred Shares on April 21, 2011 (collectively, the “Initial Shares”), all of which are outstanding as of the date hereof.  The Securities will have identical terms and conditions, other than the issue date, the public offering price, the underwriting discount and the purchase price paid by the Underwriter, as the Initial Shares, and will constitute an additional issuance of, and form a single series with, the Initial Shares.

The Company understands that you propose to offer the Securities (the “Offering”) as set forth in the prospectus supplement as soon after the execution and delivery hereof as in your judgment is advisable.

The Company has filed an automatic shelf registration statement on Form S-3ASR (File No. 333-162775) in respect of the Securities and other securities of the Company with the Securities and Exchange Commission (the “Commission”), pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement, in the form in which it became effective, as amended through the date hereof, including all exhibits thereto, all documents incorporated by reference therein through the date hereof and any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of the Registration Statement, each as amended at the time such part of the Registration Statement became effective, are hereinafter collectively called the “Registration Statement.”

The base prospectus filed as part of the Registration Statement in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities and other securities of the Company is hereinafter called the “Basic Prospectus”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined below), including any preliminary prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act, is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with Commission pursuant to Rule 424(b) under the 1933 Act in accordance with Section 3(c) hereof is hereinafter called the “Final Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, the Pricing Prospectus or the Final Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Pricing Prospectus or the Final Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus.”

For the purposes of this Agreement, the “Applicable Time” is 1:00 p.m. (Eastern time) on the date of this Agreement and the “Disclosure Package” refers collectively to (i) the Pricing Prospectus as of the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule C hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated,” “described,” “discussed” or “set forth” in the Registration Statement, the Disclosure Package or the Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus, as the case may be.

Section 1.                                Representations and Warranties.

(a)                                  Representations and Warranties by the Company.  The Company represents and warrants to the Underwriter as of the Applicable Time and as of the Closing Time referred to in Section 2(c) hereof and agrees with the Underwriter, as follows:

(i)                                     Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement, the Disclosure Package or the Final Prospectus, in each case as amended or supplemented, relating to the Securities;

(ii)                                  Compliance with Registration Requirements

(1)                                  The Registration Statement conforms, and the Final Prospectus and any further amendments or supplements to the Registration Statement and the Final Prospectus will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the Applicable Time and as of the applicable filing date as to the Final Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Final Prospectus, in the light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement or the Final Prospectus as amended or supplemented relating to the Securities;

(2)                                  The Disclosure Package, when taken together as a whole, did not, as of the Applicable Time, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule C hereto, if any, does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Final Prospectus and each such Issuer Free Writing Prospectus, if any, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(iii)                               Form S-3 Eligibility.  The Company meets the requirements for use of Form S-3 under the 1933 Act and has filed with the Commission a registration statement on Form S-3, including a prospectus relating to the Preferred Shares and other securities of the Company for the registration of such securities under the 1933 Act and such registration statement became effective upon filing with the Commission;

(iv)                              Well-known Seasoned Issuer.  The Company is a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the 1933 Act objecting to the use of the Registration Statement;

(v)                                 Not an Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the 1933 Act), without taking account of any determination by the Commission pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company not be considered an Ineligible Issuer;

(vi)                              No Material Adverse Change in Business.  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus,  except as otherwise stated therein, there has not been any change in the capitalization or long-term debt of the Company or any material adverse change in or affecting the condition, financial or otherwise, or the earnings or business affairs (a “Material Adverse Effect”) of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus;

(vii)                           Good Standing of the Company.  The Company is a real estate investment trust duly formed and existing under the laws of the State of Maryland in good standing with the State Department of Assessments and Taxation of Maryland (“SDAT”), with trust power to own, lease and operate its properties and to conduct its business substantially as described in the Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

(viii)                        Qualification as a REIT.  The Company is organized and, commencing with its taxable year ended December 31, 1993, has operated in conformity with the requirements for qualification as a real estate investment trust  (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and currently intends to operate in a manner which allows the Company to continue to meet the requirements for taxation as a REIT under the Code;

(ix)                                Good Standing of the Operating Partnership.  Vornado Realty L.P. (the “Operating Partnership”) has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has partnership power and authority to own, lease and operate its properties and to conduct its business substantially as described in the Disclosure Package and the Final Prospectus and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the Operating Partnership; all of the issued and outstanding limited partnership interests in the Operating Partnership have been duly authorized and validly issued and are fully paid and (except for the general partner interest) nonassessable; the Company is the sole general partner of, and owned an approximately 93.2% common limited partnership interest in, the Operating Partnership as of December 31, 2010;

(x)                                   Good Standing of Subsidiaries.  Each subsidiary of the Company, other than the Operating Partnership, which is covered in paragraph (ix) above, has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its organization and has power and authority to own, lease and operate its properties and to conduct its business substantially as described in the Disclosure Package and the Final Prospectus and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company or the Operating Partnership, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole and except as disclosed in the Disclosure Package or the Final Prospectus;

(xi)                                Capitalization.  The Company has an authorized capitalization as set forth in its Annual Report on Form 10-K for the year ended December 31, 2010 (except for (a) subsequent issuances, if any, pursuant to this Agreement or pursuant to the terms of reservations, agreements or employee benefit plans, including, without limitation, dividend reinvestment plans and employee or director stock option plans or as otherwise described in the Disclosure Package or the Final Prospectus or the exercise of options outstanding on the date hereof and (b) subsequent amendments to its Declaration of Trust, if any);

(xii)                             Authorization and Description of the Preferred Shares.  The Preferred Shares have been duly authorized, and, when the Securities are issued and delivered pursuant to this Agreement, such Securities will be duly and validly issued and fully paid and nonassessable; the Preferred Shares conform to the description thereof contained in the Basic Prospectus under the caption “Description of Shares of Beneficial Interest of Vornado Realty Trust” and the Securities will conform to the description thereof contained in the Pricing Prospectus and the Final Prospectus under the caption “Description of the Series J Preferred Shares” and such description will conform to the rights set forth in the Articles Supplementary designating the Securities in each case in all material respects;

(xiii)                          Absence of Conflicts and Defaults.  The issue and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary trust action of the Company and, except as would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Amended and Restated Declaration of Trust, as amended, or By-laws of the Company or (except where such violation would not cause a Material Adverse Effect on the Company and its subsidiaries taken as a whole or any adverse effect on the Company’s ability to consummate the transactions contemplated hereby) any statute or any order, rule or regulation of any court or governmental authority, agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been, or will have been prior to the Closing Time, obtained under the 1933 Act and the 1933 Act Regulations and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter;

(xiv)                         Authorization of this Underwriting Agreement.  This Agreement has been duly authorized by all necessary trust action of the Company and all necessary partnership action of the Operating Partnership and has been executed and delivered by the Company and the Operating Partnership;

(xv)                            Absence of Proceedings.  Other than as set forth in the Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so filed, except where the failure to file such exhibit would not amount to an untrue statement of a material fact or omission of a statement of a material fact required to make the statements in the Registration Statement not misleading in the light of the circumstances under which they were made;

(xvi)                         No Violations or Defaults.  Neither the Company nor any of its subsidiaries is in violation of its organizational documents or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, which default would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

(xvii)                      Accuracy of Certain Descriptions.  The statements set forth in the Basic Prospectus, the Pricing Prospectus and the Final Prospectus under the captions “Description of Shares of Beneficial Interest of Vornado Realty Trust,” “Description of the Series J Preferred Shares,” “Federal Income Tax Considerations,” “Plan of Distribution” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair summaries in all material respects;

(xviii)                   Investment Company Act.  Neither the Company nor the Operating Partnership is subject to registration as an “investment company” under the Investment Company Act;

(xix)                           Independent Public Accountants.  Deloitte & Touche LLP, who have certified certain financial statements and financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Final Prospectus are an independent public accounting firm with respect to the Company as required by the 1933 Act and the 1933 Act Regulations;

(xx)                              Financial Statements.  The financial statements and the financial statement schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus

present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as at the dates indicated, the results of their operations for the periods specified and the information required to be stated therein; and said financial statements and financial statement schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The selected financial data included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements included or incorporated by reference in the Registration Statement.  Any pro forma financial statements and other pro forma financial information included in the Registration Statement, the Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and present fairly the information shown therein; the pro forma adjustments, if any, have been properly applied to the historical amounts in the compilation of such statements, and in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

(xxi)                           Title to Property.  Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, and except as would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole:  (i) each of the Company and its subsidiaries has good and marketable title to all properties and assets described in the Disclosure Package and the Final Prospectus as owned by such party; (ii) all of the leases under which the Company or any of its subsidiaries holds or uses real property or assets as a lessee are in full force and effect, and neither the Company nor any of its subsidiaries is in material default in respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such party’s rights as lessee under any of such leases, or affecting or questioning any such party’s right to the continued possession or use of the leased property or assets under any such leases; (iii) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries that are required to be disclosed in the Disclosure Package and the Final Prospectus are disclosed therein; (iv) neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any lessee of any portion of any such party’s properties is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases its properties to third parties and neither the Company nor any of its subsidiaries knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (v) no tenant under any lease pursuant to which the Company or any of its subsidiaries leases its properties has an option or right of first refusal to purchase the premises leased thereunder; (vi) to the best of its knowledge, each of the properties of the Company or any of its subsidiaries complies with all applicable codes and zoning laws and regulations; and (vii) neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size or use of, improvements or construction on or access to the properties of the Company or any of its subsidiaries;

(xxii)                        Environmental Laws.  Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, or as is not reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole:

(1)                                  each of the Company and its subsidiaries is in compliance with all applicable laws relating to pollution or the discharge of materials into the environment, including common law standards of conduct relating to damage to property or injury to persons caused by such materials (“Environmental Laws”), each of the Company and its subsidiaries currently holds all governmental authorizations required under Environmental Laws in order to conduct their businesses as described in the Disclosure Package and the Final Prospectus, and neither the Company nor any of its subsidiaries has any basis to expect that any such governmental authorization will be modified, suspended or revoked, or cannot be renewed in the ordinary course of business;

(2)                                  there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release, or disposal of any material (including radiation and noise), that could reasonably be expected to form the basis of any claim (whether by a governmental authority or other person or entity) under Environmental Laws for cleanup costs, damages, penalties, fines, or otherwise, against any of the Company or its subsidiaries, or against any person or entity whose liability for such claim may have been retained by any of the Company or its subsidiaries, whether by contract or law; and

(3)                                  the Company and its subsidiaries have made available to the Underwriter or counsel for the Underwriter all material studies, reports, assessments, audits and other information in their possession or control relating to any pollution or release, threatened release or disposal of materials regulated under Environmental Laws on, at, under, from or transported from any of their currently or formerly owned, leased or operated properties, including, without limitation, all information relating to underground storage tanks and asbestos containing materials.

(xxiii)                     No Stabilizing Actions.  Except as done in compliance with Regulation M, neither the Company nor the Operating Partnership has taken, and neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Preferred Shares.

(b)                                 Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

Section 2.                                Sale and Delivery to the Underwriter; Closing.

(a)                                  Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Securities set forth in Schedule A opposite the name of the Underwriter.

(b)                                 [Reserved].

(c)                                  Payment.  Payment of the purchase price for, and delivery through the facilities of The Depository Trust Company (“DTC”) of certificates for, the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. (Eastern time) on May 10, 2011 (the third business day after the date hereof), or such other time not later than 10 business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery through the facilities of DTC to the Underwriter of certificates for the Securities to be purchased by it.

(d)                                 Denominations; Registration.  Certificates for the Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time.  The certificates for the Securities will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

Section 3.                                Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                  Delivery of Registration Statement.  The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical, save for minor formatting differences, to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

If the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) continues to be required in connection with the offering of the Securities, the Company will inform the Underwriter of its intention to file any amendment to the Registration Statement or any supplement to the Final Prospectus; will furnish the Underwriter with copies of any such amendment or supplement a reasonable time in advance of filing; and will not file any such amendment or supplement in a form to which the Underwriter or counsel to the Underwriter shall reasonably object (it being understood that the terms “amendment” and “supplement” do not include documents filed by the Company pursuant to the 1934 Act).

(b)                                 [Reserved].

(c)                                  Filing and Delivery of Pricing Prospectus and Final Prospectus.

(1)                                  The Company will cause the Pricing Prospectus and the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will promptly advise the Underwriter upon such filing.

(2)                                  The Company has delivered to the Underwriter, without charge, as many copies of each Pricing Prospectus, Final Prospectus and each Issuer Free Writing Prospectus, if any, and any supplement thereto as the Underwriter has reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to the Underwriter, without charge, for so long as the delivery of a Final Prospectus is required under the 1933 Act or 1934 Act, such number of copies of the Final Prospectus as the Underwriter may reasonably request.  The Final Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical, save for minor formatting differences, to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

(d)                                 Modification of Disclosure Package.  If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented.

(e)                                  Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Disclosure Package and the Final Prospectus, except where the failure to comply will not adversely affect the distribution of the Securities.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary for the Company to amend the Registration Statement or amend or supplement the Final Prospectus in order that the Final Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time such Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

(f)                                    Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act and the 1933 Act Regulations relating thereto.

(g)                                 Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pricing Prospectus and Final Prospectus under “Use of Proceeds.”

(h)                                 Listing.  The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

(i)                                     Limitation on Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the 1933 Act Regulations; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto, if any. Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus, if any, as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

Section 4.                                Payment of Expenses.

(a)                                  Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation and printing of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to DTC or its designated custodian or the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification, if any, of the Securities under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of a Blue Sky Survey and any supplement thereto, if any, (vi) the preparation, printing and delivery to the Underwriter of copies of the Pricing Prospectus and of the Final Prospectus and any amendments or supplements thereto, (vii)  the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.  It is understood, however, that, except as provided in this Section and Section 6 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock or other transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers of the Securities the Underwriter may make.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

Section 5.                                Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                  Effectiveness of Registration Statement.  No stop order suspending the effectiveness of the Registration Statement shall have been issued and shall continue to be in effect under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter.  The Pricing Prospectus and the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filings by the 1933 Act Regulations; and any material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433.

(b)                                 Opinions of Counsel for the Company.  At Closing Time, the Underwriter shall have received the opinion and letter, dated as of Closing Time, of Sullivan & Cromwell LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter to the effect set forth in Exhibit A hereto.

(c)                                  Opinion of Special Maryland Counsel for the Company.  At Closing Time, the Underwriter shall have received the opinion, dated as of Closing Time, of Venable LLP, special Maryland counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter to the effect set forth in Exhibit B hereto.

(d)                                 Opinion of Counsel for the Underwriter.  At Closing Time, the Underwriter shall have received the favorable opinion and letter, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter with respect to certain legal matters relating to this Agreement and such other related matters as the Underwriter may reasonably request.  In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e)                                  Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, any material adverse change in or affecting the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Chairman or President and the Executive Vice President — Finance and Administration, Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and shall be in effect and no proceedings for that purpose have been instituted or, to the best of such officers’ knowledge, are pending or are contemplated by the Commission.

(f)                                    Officer’s Certificate.  At Closing Time, the Underwriter shall have received an officer’s certificate, dated as of the Closing Time, of Joseph Macnow, Executive Vice President-Finance and Administration and Chief Financial Officer of the Company, substantially in the form set forth in Exhibit C hereto.

(g)                                 Accountants’ Comfort Letter.  At the time of the execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Final Prospectus.

(h)                                 Bring-down Comfort Letter.  At Closing Time, the Underwriter shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i)                                     Maintenance of Rating.  Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other securities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company’s other securities.

(j)                                     Approval of Listing.  At Closing Time, either (i) the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance, or (ii) if trading on the New York Stock Exchange is to be delayed, the Company shall have filed an application for listing of the Securities on the New York Stock Exchange.

(k)                                  [Reserved].

(l)                                     Additional Documents.  At Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(m)                               Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

Section 6.                                Indemnification.

(a)                                  Indemnification of Underwriter.  The Company and the Operating Partnership each agree to indemnify and hold harmless the Underwriter, its respective officers or directors, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Basic Prospectus, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or the Basic Prospectus, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment or supplement thereto); and provided, further, that the foregoing indemnity agreement by the Company shall not inure to the benefit of the Underwriter from whom the person asserting any losses, claims, damages or liabilities otherwise covered by this paragraph purchased Securities if the Company shall have furnished to the Underwriter prior to the Applicable Time a copy of a Free Writing Prospectus, if any, or Pricing Prospectus (as then amended and supplemented), and such document was not sent or given by or on behalf of the Underwriter to such person if required so to have been delivered, and if such Free Writing Prospectus, if any, or Pricing Prospectus (as so amended or supplemented), would have cured the defect giving rise to such loss, expense, claim, damage or liability or such loss, expense, claim, damage or liability arises from the continued use by the Underwriter of the Disclosure Package following its receipt of notice of an event or occurrence pursuant to Section 3(d).

(b)                                 Indemnification of Company, Operating Partnership, Trustees, Partners and Officers.  The Underwriter agrees to indemnify and hold harmless the Company, the Operating Partnership, their respective trustees, partners or officers, including without limitation, each of the officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or the Pricing Prospectus or the Final Prospectus, or in any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Basic Prospectus, the Pricing Prospectus or the Final Prospectus, or in any amendment or supplement thereto.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action;

provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  Subject to Section 6(d), no indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with Section 6(a)(iii) hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, (iii) such indemnifying party, if it has not theretofore paid such reimbursement, is requested again to pay reimbursement at least five, but not more than ten, days prior to such settlement being entered into, and (iv) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7.                                Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Final Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each officer or director of the Underwriter and person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each trustee, partner or officer, as the case may be, of the Company or the Operating Partnership, including without limitation each officer who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership, as the case may be.

Section 8.                                Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or any controlling person of the Underwriter, or by or on behalf of the Company or the Operating Partnership or any officer or trustee or partner or controlling person of the Company or the Operating Partnership, and shall survive delivery of the Securities to the Underwriter.

Section 9.                                Termination of Agreement.

(a)                                  Termination; General.  The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, any material adverse change in or affecting the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to commence or continue the offering of the Securities to the public or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if, since the time of execution of this Agreement, there shall have been any downgrading in the rating assigned to the Securities or any of the Company’s other securities by any “nationally recognized statistical rating organization” (as such term is defined by the Commission for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential downgrading in any such rating.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

Section 10.                          [Reserved]

Section 11.                          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriter shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, NY1-100-18-03, New York, New York 10036, attention of High Grade Transaction Management/Legal, facsimile (646) 855-5958; and notices to the Company and the Operating Partnership shall be directed to it at 888 Seventh Avenue, New York, New York 10019, attention of the Executive Vice President - Finance and Administration, Chief Financial Officer.

Section 12.                          No Fiduciary Duty.  The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriter in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 13.                          Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Operating Partnership and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, trustees and partners referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, trustees and partners and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14.                          Miscellaneous.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the underwriter to properly identify its clients.

Section 15.                          Governing Law and Time.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 16.                          Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

VORNADO REALTY TRUST

By:		/s/ ALAN J. RICE
	Name:	Alan J. Rice
	Title:	Senior Vice President

VORNADO REALTY L.P.

By:	Vornado Realty Trust,
its General Partner

By:		/s/ ALAN J. RICE
	Name:	Alan J. Rice
	Title:	Senior Vice President

CONFIRMED AND ACCEPTED,
                                                as of the date first above written.

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ ERIC J. GAASERUD
	Name:	Eric J. Gaaserud
	Title:	Managing Director

SCHEDULE A

Name of Underwriter	Number of Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	800,000

Total	800,000

Sch A-1

SCHEDULE B

VORNADO REALTY TRUST

6.875% Series J Cumulative Redeemable Preferred Shares of Beneficial Interest

Title of Designated Shares:

6.875% Series J Cumulative Redeemable Preferred Shares of Beneficial Interest

Number of Designated Shares:

Number of Shares: 800,000

Public Offering Price:

$25.00 per share, plus accrued dividends from April 20, 2011.

Purchase Price by Underwriter:

$24.50, plus accrued dividends from April 20, 2011.

Underwriting Discount:

$0.50 per share

Form of Designated Shares:

Book-Entry only through DTC

Specified Funds for Payment of Purchase Price:

Wire transfer of same-day funds

Time of Delivery:

10:00 a.m. (New York City time), May 10, 2011

Closing Location:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square, New York, New York 10036

Underwriter:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Dividends:

Cumulative at the annual rate of 6.875% per share of the liquidation preference of the Series J Preferred Shares payable quarterly in arrears on the first calendar day of January, April, July and October of each year, commencing July 1, 2011.

Liquidation Preference:

$25.00 per share, plus an amount equal to accrued and unpaid dividends (whether or not earned or declared).

Sch B-1

Ranking:

The Series J Preferred Shares rank senior to the Company’s common shares of beneficial interest and any other junior stock that the Company may issue in the future and equal to the Company’s Series A Convertible Preferred Shares, Series D-10 Cumulative Redeemable Preferred Shares, Series D-11 Cumulative Redeemable Preferred Shares, Series D-12 Cumulative Redeemable Preferred Shares, Series D-14 Cumulative Redeemable Preferred Shares, Series D-15 Cumulative Redeemable Preferred Shares, Series E Cumulative Redeemable Preferred Shares, Series F Cumulative Redeemable Preferred Shares, Series G Cumulative Redeemable Preferred Shares, Series H Cumulative Redeemable Preferred Shares and Series I Cumulative Redeemable Preferred Shares and any other parity stock that the Company may issue in the future, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up.  The Company will acquire Series J Pass-Through Preferred Units of the Operating Partnership (with terms mirroring the terms of the Series J Preferred Shares) in exchange for the cash proceeds from the sale of the Series J Preferred Shares.  Series J Pass-Through Preferred Units rank senior to all classes of Operating Partnership units and on a parity with certain other units in the Operating Partnership, with respect to distributions and amounts upon liquidation, dissolution or winding up of the Operating Partnership.

Conversion Rights:

The Series J Preferred Shares are not convertible or exchangeable for any property or other securities of the Company.

Redemption at Option of the Company:

Except in certain circumstances relating to the preservation of the Company’s status as a REIT, the Series J Preferred Shares are not redeemable prior to April 20, 2016.  On and after April 20, 2016, the Series J Preferred Shares will be redeemable by the Company at a redemption price of $25.00 per share, plus any accrued and unpaid dividends through the date of redemption.  The Series J Preferred Shares have no maturity date and will remain outstanding indefinitely unless redeemed.

Voting Rights:

Holders of the Series J Preferred Shares generally will have no voting rights.  However, if dividends on the Series J Preferred Shares are in arrears for six quarterly dividend periods, the holders of the Series J Preferred Shares (voting separately as a class with holders of all other series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional trustees to serve on the Company’s Board of Trustees until such dividend arrearage is eliminated.  In addition, the approval of two-thirds of the outstanding Series J Preferred Shares (voting separately as a class with holders of all other series of parity preferred stock upon which like voting rights have been conferred and are exercisable) is required in order to amend the Company’s Amended and Restated Declaration of Trust and Articles Supplementary to affect materially and adversely the rights, preferences or voting powers of the holders of the Series J Preferred Shares or such parity shares or to authorize, create, or increase the authorized amount of, any class of stock having rights senior to the Series J Preferred

Sch B-2

Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up.

Listing:

New York Stock Exchange

CUSIP:

929042 869

ISIN:

US9290428690

Sch B-3

SCHEDULE C

FREE WRITING PROSPECTUSES

None.

Sch C-1